EXHIBIT 10.39

Amendment, Modification and Waiver Agreement

This amendment and modification agreement (“Amendment”) dated as of November 27, 2017 is entered into by and between Social Reality Inc., a Delaware Corporation (the “Company”) and the entity identified on the signature pages hereto (“Purchaser”).  Any term not defined herein shall have the definition ascribed to them in the RRA (as defined below).  The Company and Purchaser may both be referred to hereinafter each as a “party,” and collectively as the “parties.”

WHEREAS, the Company and Purchaser, along with other purchasers previously entered into securities purchase agreements on October 26, 2017 (the “SPA”) for the purchase of 12.5% Secured Convertible Debentures and Class A common stock purchase warrants (“Securities”);

WHEREAS, pursuant to the purchase of the Securities, the Company and Purchaser, along with other purchasers, entered into a registration rights agreement (“RRA”), whereby the Company agreed to file a registration statement within 30 calendar days of the RRA to register the shares of Class A common stock underlying the Securities;

WHEREAS, the parties wish to (i) amend the definition of Filing Date in Section 1 of the RRA to extend the initial Filing Date from 30 calendar days to 45 calendar days and (ii) amend the definition of Effectiveness Date in Section 1 of the RRA to extend the Effectiveness Date(s) from 90 calendar days to 105 calendar days in the event of “no review” and from 120 calendar days to 150 calendar days in the event of a “full review”;

WHEREAS, pursuant to Section 6(f) of the RRA, the RRA may be amended with the written consent of the Company and the holders of at least a 51% of the outstanding Registrable Securities;

WHEREAS, the Purchaser’s ownership of Registrable Securities represents approximately 61% of the Registrable Securities;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

SECTION 1

Agreement

1.1

Transaction Documents.  The definitions of Filing Date and Effectiveness Date as contained in Section 1 of the RRA are hereby amended and restated in full as follows:

(a) “Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 45th calendar day following the date hereof and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

(b) “Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 105th calendar day following the date hereof (or, in the event of a “full review” by the Commission, the 150th calendar day following the date hereof) and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 105th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or, in the event of a “full review” by the Commission, the 150th calendar day following the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

1.2

Additional Changes.  Any necessary undertaking or changes to the RRA, the Transaction Documents or other related documents in order to effect the intent of the amended and restated terms of the RRA contemplated herein are hereby approved.  Notwithstanding the foregoing, except for the purposes contained herein, no other section of the RRA will be modified as a result of this Amendment.

1.3.

Effectiveness.

 This Amendment shall become effective upon the execution and delivery of this Amendment by the Company and the Purchaser.

SECTION 2

Representations and Warranties of the Purchasers

2.1

Power and Authorization.  The Purchaser represents and warrants that this Amendment constitutes such Purchaser’s valid and legally binding obligation, enforceable in accordance with its term.  The Purchaser has full power and authority to enter into this Amendment.

2.2

No Transfer of Shares.  The Purchaser understands that none of their Securities have been registered under the Securities Act of 1933, as amended (“Securities Act”) and that such Registrable Securities still qualify as “restricted securities” under the Securities Act. Purchaser further warrants and represents that they currently retain possession of the Securities previously purchased and that they have not sold, granted, or otherwise distributed any portion thereof.

2.3

Purchaser Counsel.  The Purchaser acknowledges that it has had the opportunity to review this Amendment, and the transactions contemplated by this Amendment with their own legal counsel.  Purchaser acknowledges that they are not relying on any statements or representations of the Company or any of the Company’s agents, including Company’s counsel, for legal advice with respect to the transactions contemplated herein.

SECTION 3

Miscellaneous

3.1

Amendment to RRA.  The RRA shall be henceforth deemed to be amended, modified and supplemented in accordance with the provisions hereof, and the respective rights, duties, and obligations under the RRA shall hereafter be determined, exercised and enforced under the RRA, as amended by this Amendment, subject in all respects to such amendments, modifications, and supplements and all terms and conditions thereof.

3.2

Governing Law; Consent to Jurisdiction.  This Amendment shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.  The parties to this Amendment hereby consent to the exclusive jurisdiction and venue of the state and federal courts located in Los Angeles, California, for purposes of any action arising out of or relating to this Amendment.

3.3

Entire Agreement.  This Amendment constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

3.4

Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature Pages]

The Undersigned have caused this Amendment to be executed as of the date first written above.

SOCIAL REALITY, INC.

Signed:
By:	Christopher Miglino
Its:	Chief Executive Officer

I HEREBY CONSENT TO THE FOREGOING AMENDMENT:

Name of Purchaser: ___ATW Master Fund II, L.P.____________________________________________

Signature of Purchaser: _________________________________________________________________

12.5% Convertible Debenture owned: _$3,180,157.78_________________________________________

Series A Warrants owned: _____530,028_____________________________________________________